                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ---------------------------------------

                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               SEPTEMBER 10, 1996
                                (DATE OF REPORT)




                             GRAND PRIX ASSOCIATION
                              OF LONG BEACH, INC.
               (Exact name of issuer as specified in its charter)


         CALIFORNIA                                1-11837                       95-2945353
(State or other jurisdiction of            (Commission file number)   (I.R.S. Employer Identification No.)
       incorporation)



                              3000 PACIFIC AVENUE
                         LONG BEACH, CALIFORNIA  90806
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)



                                 (310) 981-2600
                        (REGISTRANT'S TELEPHONE NUMBER)

Item 5.   OTHER EVENTS
          ------------

On August 19, 1996, the Board of Directors elected Neil Matlins as a Director to fill an existing vacancy. Mr. Matlins accepted the appointment on September 9, 1996.

Neil Matlins, 50, became a Director of the Company in August, 1996. For the past five years, Mr. Matlins has been President of Matlins Financial Consulting, Inc., the general partner of The Lincoln Fund Tax Advantage LP and the general partner of Lighthouse Capital Management. The funds under the management of Mr. Matlins own 2.6% of the Company's Common stock. Mr. Matlins has been an investor for 30 years and has managed funds for individuals and corporate pension plans for 13 years. Mr. Matlins has served three Illinois governors in appointed positions in budgeting, evaluation and economic analysis. Mr. Matlins earned an MA in Managerial Economics and Demography from Cornell University.
He graduated from the University of Virginia in 1968 with honors. He was elected to Phi Beta Kappa and became a Danforth Fellow. He is a member of Rotary International and a fellow of the Society for Values in Higher Education.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:               GRAND PRIX ASSOCIATION OF LONG BEACH, INC.



                    By /s/ Christopher R. Pook
                       _______________________________________
                    Christopher R. Pook
                    Chairman of the Board, President and
                    Chief Executive Officer